UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2016

AMERICAN EXPRESS COMPANY

(Exact name of registrant as specified in its charter)

New York	1-7657	13-4922250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 Vesey Street
New York, New York	10285
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 640-2000

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

American Express Company (the “Company”) is hereby furnishing below delinquency and write-off statistics for its U.S. Consumer Services (“USCS”) operating segment’s Card Member loans held for investment and its U.S. Small Business Card Member loans held for investment within its Global Commercial Services operating segment for the months ended April 30, May 31 and June 30, 2016 and the three months ended June 30, 2016.

Historical Card Member loan, delinquency and write-off statistics for USCS, U.S. Small Business and Card Members loans related to cobrand partnerships with Costco Wholesale Corporation in the U.S. and JetBlue Airways Corporation (the “HFS Portfolios”) are attached as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference.

American Express Company
U.S. Consumer Services and U.S. Small Business
Delinquency and Write-off Rate Statistics

As of and for the months ended April 30, May 31 and June 30, 2016 and the three months ended June 30, 2016

(Billions, except percentages)
	April 30, 2016	May 31, 2016	(Preliminary) June 30, 2016 (b)	(Preliminary) Three months ended June 30, 2016 (b)
USCS Card Member loans:
Total loans held for investment	$43.0	$44.2	$44.6	$44.6
30 days past due loans as a % of total	0.9%	0.9%	1.1%	1.1%
Average loans held for investment	$42.7	$43.6	$44.4	$43.5
Net write-off rate – principal only (a)	1.5%	1.6%	1.3%	1.5%

U.S. Small Business Card Member loans:
Total loans held for investment	$8.4	$8.5	$8.6	$8.6
30 days past due loans as a % of total	1.0%	1.0%	1.1%	1.1%
Average loans held for investment	$8.4	$8.5	$8.6	$8.5
Net write-off rate – principal only (a)	1.4%	1.3%	1.2%	1.3%

Total U.S. Consumer and Small Business Card Member loans held for investment	$51.4	$52.7	$53.2	$53.2

(a)	Net write-off rate based on principal only (i.e., excluding interest and /or fees).
(b)
Reflects U.S. Consumer and Small Business Card Member loans reclassified as Card Member loans held for investment from Card Member loans held for sale on the Consolidated Balance Sheets, which totaled $246 million as of June 30, 2016.  Excluding those loans, adjusted 30 days past due loans as a % of total, a non-GAAP measure, was 1.0% for both USCS and U.S. Small Business as of June 30, 2016.

The statistics presented above provide information that is additional to the data reported by the American Express Credit Account Master Trust (the “Lending Trust”) in its monthly Form 10-D report filed with the Securities and Exchange Commission.  The Card Member loans that have been securitized through the Lending Trust do not possess identical characteristics with those of the USCS or U.S. Small Business Card Member loans held for investment.  The reported credit performance of the Lending Trust may, on a month-to-month basis, be better or worse as a result of, among other things, differences in the mix, vintage and aging of loans, including with respect to Card Member loans acquired by the Lending Trust on June 1, 2016 (none of which were past due at the time of acquisition), the performance of Card Member loans held for sale that had been securitized through the Lending Trust and included in the reported credit performance of the Lending Trust (prior to removal of those loans from the Lending Trust upon completion of the Costco portfolio sale) but were not included in the loans held for investment statistics, the use of end-of-period principal loan balances to calculate write-off statistics in the Lending Trust compared to the use of average loan balances over the reporting period used in the statistics of the USCS and U.S. Small Business Card Member loans held for investment, as well as other mechanics of the calculation for the Lending Trust net write-off rate, which is impacted by any additions to the Lending Trust within a particular period.

Set forth below is certain information regarding the credit performance of the Lending Trust for its three most recent monthly reporting periods, as reported in its Form 10-D report filed with respect to each such period.

American Express Credit Account Master Trust

(Billions, except percentages)

	April 1, 2016 through April 30, 2016	May 1, 2016 through May 31, 2016	June 1, 2016 through June 30, 2016 (a)

Ending total principal balance	$25.4	$25.7	$24.7
Defaulted amount	$0.04	$0.04	$0.04
Annualized default rate, net of recoveries	1.3%	1.3%	1.0%
Total 30+ days delinquent	$0.2	$0.2	$0.2

(a)
Reflects the acquisition of $3.0 billion of Card Member loans by the Lending Trust on June 1, 2016 and the removal of $3.6 billion of Card Member loans from the Lending Trust on June 17, 2016 in connection with the sale of the Costco portfolio.

EXHIBIT

99.1	Historical information relating to Card Member loan, delinquency and write-off statistics for USCS, U.S. Small Business and the HFS Portfolios.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EXPRESS COMPANY (REGISTRANT)
By:	/s/ Carol V. Schwartz
Name: Carol V. Schwartz
Title: Secretary

Date: July 15, 2016

EXHIBIT INDEX

Exhibit	Description
99.1	Historical information relating to Card Member loan, delinquency and write-off statistics for USCS, U.S. Small Business and the HFS Portfolios.